 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-265430
PROSPECTUS SUPPLEMENT
(To prospectus dated February 23, 2023)
Evolution Petroleum Corporation
Up to $30,000,000
Common Stock

We have entered into a sales agreement dated as of October 21, 2024, (the “Sales Agreement”) with Roth Capital Partners, LLC as lead agent (“Roth” or the “Lead Agent”), Northland Securities, Inc. (“Northland”) and A.G.P./Alliance Global Partners (“AGP”) (each of Roth, Northland and AGP an “Agent” and together, the “Agents”) relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time through the Lead Agent, acting as our agent or principal.
Our common stock is listed on the NYSE American (“NYSE”) under the symbol “EPM.” On October 18, 2024, the last reported sale price of our common stock on NYSE was $5.27 per share.
Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Lead Agent is not required to sell any specific amount of securities but will act as our sales agents using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Lead Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agents for sales of common stock sold pursuant to the Sales Agreement will be 3.00% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
An investment in our common stock involves significant risks. These risks are described under “Risk Factors” beginning on page S-3 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners Northland Capital MarketsA.G.P.
The date of this prospectus supplement is October 21, 2024.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our common stock and also adds to and updates information contained in the accompanying prospectus and documents incorporated by reference herein and therein. Under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time through the Agents at prices and on terms to be determined by market conditions at the time of the offering. The second part is the accompanying prospectus, which contains and incorporates by reference more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, contained in, or incorporated by reference into, the accompanying prospectus, or contained in any free writing prospectus we have authorized to be distributed to you in connection with this offering. We have not, and the Agents have not, authorized anyone to provide you with different or inconsistent information. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized to be distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sale of a security. Our business, assets, financial condition, results of operations and prospects may have changed since such dates.
We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of our common stock.
Information contained on or accessible through our website, www.evolutionpetroleum.com, does not constitute part of this prospectus supplement or the accompanying prospectus.
In this prospectus supplement, references to the “Company,” “we,” “us,” and “our” refer to Evolution Petroleum Corporation and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, except for statements of historical fact, that relate to our anticipated future activities, plans, strategies, objectives or expectations are forward-looking statements. The words “plan,” “expect,” “project,” “estimate,” “may,” “assume,” “believe,” “anticipate,” “intend,” “budget,” “forecast,” “predict” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations, including the plans, beliefs and expectations of our officers and directors, which may include, but are not limited to, the following statements regarding:
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our expectations of plans, strategies and objectives, including anticipated development activity and capital spending;

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our capital allocation strategy, capital structure, anticipated sources of funding, growth in long-term shareholder value and ability to preserve balance sheet strength;

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our ability to complete future acquisitions and the need for additional capital to complete future acquisitions

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the benefits of our multi-basin portfolio, including operational and commodity flexibility;

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our ability to maximize cash flow and the application of excess cash flows to pay dividends and repurchase shares pursuant to our share repurchase program;

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estimates of our oil, natural gas and natural gas liquids (“NGLs”) (i.e., the combination of ethane, propane, butane, and natural gasolines that can be removed from natural gas through processing, typically through refrigeration plants that utilize low temperatures, or through Joule-Thomson plants that utilize compression, temperature reduction and expansion to a lower pressure) production and commodity mix;

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anticipated oil, natural gas and NGL prices;

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anticipated drilling and completions activity;

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drilling and operating risks, including accidents, equipment failures, fires, and leaks of toxic or hazardous materials;

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estimates of our oil, natural gas and NGL reserves and recoverable quantities;

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our ability to access credit facilities and other sources of liquidity to meet financial obligations throughout commodity price cycles;

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limitations on our ability to obtain funding based on environmental, social, and corporate governance performance;

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future interest expense;

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our ability to manage debt and financial ratios, finance growth and comply with financial covenants;

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the implementation and outcomes of risk management programs, including exposure to commodity price and interest rate fluctuations, the volume of oil and natural gas production hedged, and the markets or physical sales locations hedged;

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the impact of changes in federal, state, provincial and local, rules and regulations;

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anticipated compliance with current or proposed environmental requirements, including the costs thereof;

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the impact of greenhouse gas emissions limitations and renewable energy incentives;

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adequacy of provisions for abandonment and site reclamation costs;

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our operational and financial flexibility, discipline and ability to respond to evolving market conditions;

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the declaration and payment of future dividends and any anticipated repurchase of our outstanding common shares;

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the adequacy of our provision for taxes and legal claims;

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our ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses;

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our competitiveness relative to our peers, including with respect to capital, materials, people, assets and production;

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oil, natural gas and NGL inventories and global demand for oil, natural gas and NGLs;

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the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment;

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adverse weather events;

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anticipated staffing levels;

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anticipated payments related to our commitments, obligations and contingencies, and the ability to satisfy the same;

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the possible impact of accounting and tax pronouncements, rule changes and standards; and

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the other factors detailed under the section “Risk Factors” and in our periodic filings with the SEC.

You should not place undue reliance on forward-looking statements which, by their nature, involve numerous assumptions and are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause actual events or results to differ materially and/or adversely from those expressed or implied, which include, but are not limited to, the following assumptions:
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future commodity prices and basis differentials;

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our ability to access credit facilities and shelf prospectuses;

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assumptions contained in our corporate guidance included or incorporated by reference into this prospectus supplement;

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the availability of attractive commodity or financial hedges and the enforceability of risk management programs;

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expectations that counterparties will fulfill their obligations pursuant to gathering, processing, transportation and marketing agreements;

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access to adequate gathering, transportation, processing and storage facilities;

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assumed tax, royalty and regulatory regimes;

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expectations and projections made in light of, and generally consistent with, our historical experience and our perception of historical industry trends; and

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the other assumptions contained herein.

The assumptions, risks and uncertainties referenced above, and in the other documents incorporated herein by reference, are not exhaustive. Although we believe the expectations represented by our forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct.
When considering any forward-looking statement, the investor should keep in mind the risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil, natural gas and NGLs, operating risks and other risk factors as described under the Risk Factors sections of this prospectus supplement, the accompanying prospectus and our previously filed Annual Report on Form 10-K for the

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fiscal year ended June 30, 2024 and our subsequent filings with the SEC, as well as the other disclosures contained herein, therein, and as also may be described from time to time in our future reports we file with the SEC. There also may be other factors that we cannot anticipate or that are not described in this report, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. Investors are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference specific terms of the offering and information about our business and financial data. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the caption “Risk Factors,” beginning on page S-3 of this prospectus supplement and the information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.
The estimates of our proved oil and natural gas reserves as of June 30, 2024 that are incorporated by reference into this prospectus supplement are derived from the reports of Netherland, Sewell & Associates, Inc., DeGolyer & MacNaughton and Cawley, Gillespie & Associates, Inc., our independent reservoir engineering firms.
Our Company
We are an independent energy company focused on maximizing total returns to our shareholders through the ownership of and investment in onshore oil and natural gas properties in the United States. Our long-term goal is to maximize total shareholder return from a diversified portfolio of long-life oil and natural gas properties built through acquisitions and through selective development opportunities, production enhancements, and other exploitation efforts on our oil and natural gas properties.
Corporate Information
We are a Nevada corporation. Our principal executive offices are located at 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079. Our telephone number is (713) 935-0122. We maintain a website at www.evolutionpetroleum.com, which contains information about us. Our website and the information contained on it and connected to it is not incorporated by reference into this prospectus and does not otherwise constitute part of this prospectus. Our common stock is listed and traded on the NYSE American under the symbol “EPM.”

THE OFFERING
Issuer
Evolution Petroleum Corporation
Common stock Offered by us
Shares of our common stock having an aggregate offering price of up to $30,000,000.
Common Stock to be Outstanding After This Offering
39,299,131 Shares, assuming sales of 5,692,599 Shares in this offering at an offering price of $5.27 per share, which was the last report sale price of our common stock on NYSE on October 18, 2024. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.
Plan of Distribution
“At the market offering” made from time to time through or to the Agents. See the section of this prospectus supplement entitled “Plan of Distribution” beginning on page S-7.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including to redeem or repay outstanding indebtedness. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-5.
NYSE American Symbol
“EPM”
Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-3, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.
The number of shares of common stock to be outstanding after this offering is based on 33,606,532 shares issued and outstanding as of September 30, 2024, and excludes, as of such date the following:
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455,323 shares of our common stock reserved for issuance under our Long-Term Incentive Pay program; and

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292,900 shares of our common stock underlying outstanding unvested contingent performance share units.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference into this prospectus supplement and the accompanying prospectus and other information which may be incorporated by reference into this prospectus supplement and the accompanying prospectus as provided under “Incorporation by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2024, which is incorporated by reference into this prospectus supplement and accompanying prospectus, as those risk factors are amended or supplemented by our subsequent filings with the SEC. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Concerning Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of these risks occur, this could expose us to liability, and our business, prospects, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.
Risks Related to Our Business and Our Common Stock
For a discussion of risks related to our business and operations and our common stock, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2024, as well as similar disclosures contained in our subsequent filings with the SEC that are incorporated by reference into this prospectus supplement. See “Incorporation by Reference.”
Risks Related to this Offering
Our management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our business, financial condition or results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
Resales of our common stock in the public market following this offering may cause the trading price to fall.
Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. This offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the offering contemplated by this prospectus supplement, the trading price of our common stock could fall.
Our stock price has been and may continue to be volatile.
Our common stock has a relatively low trading volume and the market price has been, and is likely to continue to be, volatile. The variance in our stock price makes it difficult to forecast the stock price at which an investor may be able to buy or sell shares of our common stock. The market price for our common stock could be subject to fluctuations as a result of factors that are out of our control, such as:
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actual or anticipated variations in our results of operations;

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changes or fluctuations in the commodity prices of oil and natural gas;

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general conditions and trends in the oil and natural gas industry;

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redemption demands on institutional funds that hold our stock; and

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general economic, political and market conditions.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Agents to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agents after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agents in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $30,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, including to redeem or repay outstanding indebtedness. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion in applying the net proceeds from this offering.

DIVIDEND POLICY
Our Board declared cash dividends on our common stock for the first time in December 2013 and we have declared and paid quarterly cash dividends since that time. However, there is no certainty that dividends will be declared by our Board in the future.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Agents under which we may issue and sell Common Stock from time to time in an amount up to $30,000,000 through or to the Lead Agent, acting as agent or principal. Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time that we wish to issue and sell our Common Stock under the Sales Agreement, we will provide the Lead Agent with a placement notice describing the amount of Common Stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Lead Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Lead Agent may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.
Settlement for sales of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Lead Agent may agree upon.
We will pay the Lead Agent commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the Sales Agreement. The Lead Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We have agreed to reimburse the Agents for their reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $75,000 in connection with entering into the Sales Agreement and for their reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $5,000.
We estimate that the total expenses for commencement of this offering, excluding compensation payable to the Lead Agent and certain expenses reimbursable to the Agents under the terms of the Sales Agreement, will be approximately $300,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.
Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and shares of our Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.
In connection with the sale of our Common Stock on our behalf, the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.
The Agents and their affiliates may provide various investment banking, commercial banking and other financial services to us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Agents may at any time hold long or short positions in such securities. The Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under

Regulation M or other anti-manipulation rules under the Securities Act. The Agents also will not engage in any transactions that stabilize our Common Stock.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to the Agents. The Agents may terminate the Sales Agreement as to themselves under the circumstances specified in the Sales Agreement and in their sole discretion at any time by giving five days’ prior notice to us.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the issuance of the common stock and certain other legal matters in connection with this offering will be passed upon for us by Fennemore Craig, P.C., Reno, Nevada. Additional matters will be passed upon for the Company by Mayer Brown LLP, Houston, Texas. Certain matters will be passed upon for the Agents by Porter Hedges LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Evolution Petroleum Corporation (the “Company”) as of June 30, 2024 and 2023 and for the years then ended incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended June 30, 2024 and the effectiveness of internal control over financial reporting, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Certain estimates of the oil and gas reserves for Evolution Petroleum Corporation and subsidiaries and related future net cash flows and the present values thereof incorporated by reference into this prospectus supplement from the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 were based in part upon engineering reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, DeGolyer & MacNaughton, independent petroleum engineers and Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are included and incorporated herein in reliance on the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.evolutionpetroleum.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the prospectus supplement until all of the shares of our common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 11, 2024 (including the portions of our definitive proxy statement on Schedule 14A incorporated by reference into the Form 10-K);

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our Current Report on Form 8-K filed with the SEC on September 10, 2024; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed on July 13, 2006, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of our common stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Evolution Petroleum Corporation
1155 Dairy Ashford Road, Suite 425
Houston, Texas 77079
(713) 935-0122
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
EVOLUTION PETROLEUM CORPORATION
$500,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer and sell, from time to time in one or more offerings, up to $500,000,000 in the aggregate of common stock, preferred stock, warrants to purchase our common stock or preferred stock, or debt securities, at prices and on terms that we will determine at the time of the offering. Preferred stock and debt securities may also be convertible into preferred stock or common stock.
This prospectus describes some of the general terms that may apply to these securities. Each time we sell securities, to the extent required by applicable law, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.
We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination.
The securities may be offered and sold on a delayed or continuous basis directly by us or through underwriters, agents or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.
Our executive offices are located at 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079, and our telephone number is (713) 935-0122. Our common stock trades on the NYSE American under the symbol “EPM.”
Investing in our securities involves risk. Please see “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in any applicable prospectus supplement for a discussion of certain risks that you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is February 23, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.
This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.
You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.
We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “EPM” and to the “Company,” “Registrant,” “we,” “us” or “our” are to Evolution Petroleum Corporation and its consolidated subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information referenced herein contains forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, amended (the “Exchange Act”). All statements, except for statements of historical fact, that relate to our anticipated future activities, plans, strategies, objectives or expectations are forward-looking statements. The words “plan,” “expect,” “project,” “estimate,” “may,” “assume,” “believe,” “anticipate,” “intend,” “budget,” “forecast,” “predict” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations, including the plans, beliefs and expectations of our officers and directors, which include, but are not limited to, the following statements regarding:
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our expectations of plans, strategies and objectives, including anticipated development activity and capital spending;

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our capital allocation strategy, capital structure, anticipated sources of funding, growth in long-term shareholder value and ability to preserve balance sheet strength;

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the benefits of our multi-basin portfolio, including operational and commodity flexibility;

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our ability to maximize cash flow and the application of excess cash flows to reduce long-term debt and to pay dividends and repurchase shares pursuant to our share repurchase program;

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oil, natural gas and natural gas liquids (NGLs) production and commodity mix, greenhouse gas (GHG) emissions and environmental, social and governance (ESG) performance;

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anticipated oil, natural gas and NGL prices;

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anticipated drilling and completions activity;

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estimates of our oil, natural gas and NGL reserves and recoverable quantities;

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future interest expense;

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our ability to access credit facilities and other sources of liquidity to meet financial obligations throughout commodity price cycles;

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our ability to manage debt and financial ratios, finance growth and comply with financial covenants;

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the implementation and outcomes of risk management programs, including exposure to commodity price and interest rate fluctuations, the volume of oil and natural gas production hedged, and the markets or physical sales locations hedged;

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the impact of changes in federal, state, provincial and local, rules and regulations; anticipated compliance with current or proposed environmental legislation, including the costs thereof; adequacy of provisions for abandonment and site reclamation costs;

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our operational and financial flexibility, discipline and ability to respond to evolving market conditions;

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the declaration and payment of future dividends and any anticipated repurchase of our outstanding common shares;

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the adequacy of our provision for taxes and legal claims;

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our ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses;

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our competitiveness relative to our peers, including with respect to capital, materials, people, assets and production;

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oil, natural gas and NGL inventories and global demand for oil, natural gas and NGL;

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the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment;

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anticipated staffing levels;

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anticipated payments related to our commitments, obligations and contingencies, and the ability to satisfy the same; and

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the possible impact of accounting and tax pronouncements, rule changes and standards.

Readers are cautioned that the assumptions, risks and uncertainties referenced above, and in the other documents incorporated herein by reference, are not exhaustive. Although we believe the expectations represented by our forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct.
When considering any forward-looking statement, the reader should keep in mind the risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and natural gas, operating risks and other risk factors as described under the Risk Factors sections of our previously filed Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022, as well as the other disclosures contained herein, therein, and as also may be described from time to time in our future reports we file with the SEC. There also may be other factors that we cannot anticipate or that are not described in this report, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. Readers are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

OUR COMPANY
We are an independent energy company focused on maximizing total returns to our shareholders through the ownership of and investment in onshore oil and natural gas properties in the United States. In support of that objective, our long-term goal is to maximize total shareholder return from a diversified portfolio of long-life oil and natural gas properties built through acquisitions and through selective development opportunities, production enhancements, and other exploitation efforts on our oil and natural gas properties.
Our oil and natural gas properties consist of non-operated interests in the following areas: the Jonah Field in Sublette County, Wyoming; the Williston Basin in North Dakota; the Barnett Shale located in North Texas; the Hamilton Dome Field located in Hot Springs County, Wyoming; the Delhi Holt-Bryant Unit in the Delhi Field in Northeast Louisiana; as well as small overriding royalty interests in four onshore central Texas wells.
We are a Nevada corporation. Our principal executive offices are located at 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079. Our telephone number is (713) 935-0122. We maintain a website at www.evolutionpetroleum.com, which contains information about us. Our website and the information contained on it and connected to it is not incorporated by reference into this prospectus and does not otherwise constitute part of this prospectus. Our common stock is listed and traded on the NYSE American under the symbol “EPM.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the financing of capital expenditures, reduction or refinancing of debt or other corporate obligations, recapitalization transactions, acquisitions and additions to our working capital. The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. Until we use the net proceeds from the sale of securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (“Articles of Incorporation”), our Bylaws, as amended (“Amended Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus and the applicable provisions of the Nevada Revised Statutes (“NRS”). See “Where You Can Find More Information.”
Our authorized capital consists of 105,000,000 shares of stock, $0.001 par value per share. Of the authorized capital, 100,000,000 shares are authorized to be issued as common stock, and 5,000,000 shares are authorized to be issued as preferred stock. As of February 3, 2023, 33,717,300 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.
Common Stock
For all matters submitted to a vote of stockholders, holders of common stock are entitled to one vote for each share registered in his or her name on our books, and they do not have cumulative voting rights. Each share of our common stock is entitled to share equally with each other share of common stock in dividends from sources legally available therefore, when, as, and if declared by the board of directors of the Company (the “Board of Directors”) and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets that are available for distribution to the holders of our common stock. The Board of Directors instituted a quarterly cash dividend on common stock in the quarter ended December 2013. The Board of Directors reviews the quarterly dividend rate in light of our financial position and operations, forecasted results, including the outlook for commodity prices, the timing of further expansion of our producing assets and other potential growth opportunities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The Board of Directors is authorized to issue additional shares of common stock within the limits authorized by our Articles of Incorporation and without stockholder action.
Our common stock is listed and traded on the NYSE American under the symbol “EPM.”
Preferred Stock
The Board of Directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
If we offer series of preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:
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the series, the number of shares offered and the liquidation value of the preferred stock;

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the price at which the preferred stock will be issued;

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the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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the liquidation preference of the preferred stock;

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the voting rights of the preferred stock;

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whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

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any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any additional shares of preferred stock upon the rights of holders of our common stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
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restricting dividends on our common stock;

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diluting the voting power of our common stock;

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impairing the liquidation rights of our common stock; and

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delaying or preventing a change in control of the Company.

Anti-Takeover Provisions Under Nevada Law
Combinations with Interested Stockholder.   Sections 78.411-78.444, inclusive, of the NRS contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s consolidated assets, more than 5% of the aggregate market value of outstanding shares of the corporation or more than 10% of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the adoption of the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding two years the beneficial owner of more than 10% of any class of the voting securities of the Nevada corporation.
Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the Board of Directors before the person first became an interested stockholder, or unless the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates.
Control Share Acquisitions.   The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions, a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors; “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. The Company has not opted out of this statute.
Transfer Agent or Registrar
Continental Stock Transfer & Trust Company is the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase common stock or preferred stock and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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United States federal income tax consequences applicable to such warrants;

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the amount of warrants outstanding as of the most recent practicable date; and

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any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on our common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms of debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement differs with respect to the particular debt securities being offered from this prospectus, you should rely on the information in the prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
We may conduct a portion of our operations through subsidiaries. As a result, the rights of the Company and our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, and a trustee that meets certain requirements and is selected by us (the “Trustee”). Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
We have summarized selected provisions of the Indentures below. The summary is not complete and is qualified in its entirety by express reference to the provisions of the Indentures. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. The Indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, and we refer you to the Indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.
General
We may offer debt securities under this prospectus. The Indentures do not limit the aggregate amount of debt securities, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the Board of Directors. The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations.
The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities. If the prospectus supplement so indicates, the debt securities will be convertible into our common stock or preferred stock.
The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:
(1)
the designation, aggregate principal amount and authorized denominations of the debt securities;

(2)
whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

(3)
any limit on the aggregate principal amount of the debt securities;

(4)
the dates on which the principal of the debt securities will be payable;

(5)
the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

(6)
the places where payments on the debt securities will be payable;

(7)
any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

(8)
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

(9)
the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

(10)
whether the debt securities are defeasible;

(11)
any addition to or change in the Events of Default;

(12)
whether the debt securities are convertible into our common stock or preferred stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(13)
any addition to or change in the covenants in the Indenture applicable to the debt securities; and

(14)
any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Senior Debt Securities
The senior debt securities will be our direct-unsecured obligations and will constitute senior indebtedness (in each case as defined in the applicable Supplemental Indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.
Subordinated Debt Securities
The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the Subordinated Indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the senior debt securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:
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the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

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the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

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the definition of Senior Debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the subordinated debt securities of that series will be subordinated.
The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.
The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “Legal Defeasance and Covenant Defeasance.”
Form, Exchange and Transfer
The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples or divisions thereof.
At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.
Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing, or (2) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
Notwithstanding any provision of the Indentures or any debt security described in this prospectus, no Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:
(1)
the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)
an Event of Default with respect to the debt securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated debt securities; or

(3)
other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.
As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the debt securities that it represents for all purposes under the debt securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any debt securities that is represents for any purpose under the debt securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.
Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustees or the agents of the Company or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the Person in whose name such debt security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the debt securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such debt security thereafter may look only to us for payment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any successor Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:
(1)
the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indentures including the due and punctual payment of the principal of, any premium on and any interest on all of the outstanding debt securities and the performance of every covenant applicable to be performed or observed by us;

(2)
immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(3)
we deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with the foregoing provisions relating to such transaction; and

(4)
several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

Events of Default
Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to debt securities of any series:
(1)
failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)
failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)
failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)
failure to perform or comply with the provisions described under “Consolidation, Merger and Sale of Assets”;

(5)
failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series, as provided in such Indenture; and

(6)
certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

If an Event of Default (other than an Event of Default with respect to Evolution Petroleum Corporation described in clause (6) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an Original Issue Discount Security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately. If an Event of Default with respect to Evolution Petroleum Corporation described in clause (6) above with respect to the debt securities of any series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “Modification and Waiver” below.
A default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Under the Indentures, the Trustee must give to the Holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.
No Holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:
(1)
such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

(2)
the Holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)
the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.
We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver
We and the Trustee may, without the consent of the Holders of the debt securities, enter into one or more Supplemental Indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the Holders of debt securities would not be adversely affected:
(1)
to evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the applicable Indenture and the debt securities of any series;

(2)
to add covenants by us, or surrender any of our rights conferred by the applicable Indenture, for the benefit of the Holders of debt securities of any or all series;

(3)
to cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the applicable Indenture;

(4)
to establish the form or terms of any series of debt securities, including any subordinated securities;

(5)
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more Trustees in accordance with the applicable Indenture; and

(6)
to provide any additional Events of Default.

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding debt security affected thereby:
(1)
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2)
reduce the principal amount of, or any premium or interest on, any debt security;

(3)
reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the Maturity thereof;

(4)
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(5)
impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt security;

(6)
modify the subordination provisions in the case of subordinated debt securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the subordinated debt securities;

(7)
reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8)
reduce the percentage in principal amount of Outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(9)
modify such provisions with respect to modification, amendment or waiver.

The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture.
The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding debt security of such series.
Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:
(1)
the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)
if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such debt security; and

(3)
the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause).

Certain debt securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Satisfaction and Discharge
Each Indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series issued thereunder, when:
(1)
either:

(a)
all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)
all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)
we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

(3)
we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the debt securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under the provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”
Legal Defeasance.   The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such debt securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:
(1)
we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)
no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (6) under “Events of Default,” at any time until 121 days after such deposit;

(3)
such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

(4)
in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no Event of Default shall have resulted in the acceleration of any of our Senior Debt and no other Event of Default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)
we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance.   The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) (with respect only to Significant Subsidiaries) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such debt securities, money or United States Government

Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
If we exercise either our legal defeasance or covenant defeasance option, any subsidiary guarantees will terminate.
Notices
Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.
Title
We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.
Resignation or Removal of Trustee.   If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.
The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.
Limitations on Trustee if It Is Our Creditor.   Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
Certificates and Opinions to Be Furnished to Trustee.   Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

PLAN OF DISTRIBUTION
General
The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
through agents;

•
directly to purchasers;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•
block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
privately negotiated transactions;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•
through a combination of any such methods of sale or by any other legally available means.

The applicable prospectus supplement relating to the securities will set forth:
•
their offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us from such sale;

•
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price;

•
any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and

•
any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus and applicable prospectus supplement by us or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including in “at the market offerings”;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Subscription Offerings
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.
We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

LEGAL MATTERS
The validity of certain of the securities will be passed upon for us by Mayer Brown LLP, Houston, Texas. The validity of certain of the securities will be passed upon for us by Fennemore Craig, P.C., Reno, Nevada. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
The consolidated financial statements of Evolution Petroleum Corporation incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm and given upon their authority as experts in accounting and auditing.
The audited consolidated financial statements of Exaro Energy III, LLC and its subsidiaries for the years ended December 31, 2021 and 2020, which are incorporated by reference into this prospectus, have been audited by Weaver & Tidwell, L.L.P., independent auditors, as stated in their report thereon. Such report is incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The Statement of Revenues and Direct Operating Expenses of certain oil and gas properties of Foundation Energy Fund VII-A, L.P. and Foundation Energy Management, LLC acquired by Evolution Petroleum Corporation for the nine-months ended September 30, 2021, incorporated in this prospectus by reference from Evolution’s Current Report on Form 8-K/A, has been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statement is incorporated by reference in reliance upon such report of such firm given their authority as experts in accounting and auditing.
Certain estimates of the oil and gas reserves for Evolution Petroleum Corporation and subsidiaries and related future net cash flows and the present values thereof incorporated by reference in this prospectus were based in part upon engineering reports prepared by DeGolyer and MacNaughton, independent petroleum engineers. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.
The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, are included in this prospectus and have been incorporated by reference to the Company’s Current Reports on Form 8-K/A filed on March 30, 2022 and June 15, 2022 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, in reliance on the authority of that firm as experts in reserve engineering.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.evolutionpetroleum.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

INFORMATION INCORPORATED BY REFERENCE
We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.
Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.
We incorporate by reference the following documents that we have filed with the SEC (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
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Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on September 14, 2022, including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed on October 27, 2022, for our Annual Meeting of Stockholders held on December 8, 2022;

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Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2022, filed on November 9, 2022 and the fiscal quarter ended December 31, 2022, filed on February 8, 2023;

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Current Reports on Form 8-K filed on January 21, 2022 as amended by Form 8-K/A filed on March 30, 2022, Form 8-K filed on April 6, 2022 as amended by Form 8-K/A filed on June 15, 2022, Form 8-K filed on July 5, 2022, Form 8-K filed on September 12, 2022, Form 8-K filed on September 13, 2022, Form 8-K filed on October 27, 2022, Form 8-K filed on November 8, 2022, Form 8-K filed on November 21, 2022, Form 8-K filed on November 29, 2022, Form 8-K filed on December 12, 2022, Form 8-K filed on February 7, 2023 and Form 8-K filed on February 8, 2023; and

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The description of the Company’s common stock contained in its registration statement on Form 8-A filed on July 13, 2006, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of the Company’s common stock.

In addition, we incorporate by reference into this prospectus, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or each offering under this prospectus is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules).
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. Requests for copies should be directed to Ryan Stash, Senior Vice President, Chief Financial Officer and Treasurer — Evolution Petroleum Corporation, 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079, telephone (713) 935-0122.

Evolution Petroleum Corporation
Up to $30,000,000
Common Stock
PROSPECTUS SUPPLEMENT
Roth Capital Partners Northland Capital Markets A.G.P.
October 21, 2024